SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.__)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          THE PHOENIX EDGE SERIES FUND
                (Name of Registrant as Specified in its Charter)
                          Patricia O. McLaughlin, Esq.
                 c/o Phoenix Home Life Mutual Insurance Company
                                One American Row
                           Hartford, Connecticut 06115
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

    [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
        or Investment Company Act Rule 20a-1(c).
    [ ] $500 per each party to the controversy pursuant to
        Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*_/:

        4) Proposed maximum aggregate value of transaction:

        *_/ Set forth in the amount on which the filing fee is calculated and state how it was determined.

    [X] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration No.:
        3) Filing Party:
        4) Date Filed:

                          THE PHOENIX EDGE SERIES FUND



                              101 Munson Street
                       Greenfield, Massachusetts 01301

                   Notice of Special Meeting of Shareholders

                    10:00 A.M., Thursday, October 26, 1995

To the Shareholders:

   A Special Meeting in lieu of the Annual Meeting of Shareholders of The Phoenix Edge Series Fund (the "Fund") will be held in the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts 01301, on Thursday, October 26, 1995, at 10:00 A.M. for the following purposes:

   (1) To fix at eleven the number of Trustees to serve until the next special meeting of shareholders or until the election and qualification of their successors, and to elect the number of Trustees so fixed;

   (2) To ratify or reject the selection of Price Waterhouse LLP, independent accountants, as auditors for the Fund for the fiscal year ending December 31, 1995;

   (3) To approve or not approve a change in the Fund's investment restrictions to permit up to 15% of the Fund's net assets to be invested in illiquid securities; and

   (4) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

   These proposals are discussed in detail in the attached Proxy Statement.

   The Board of Trustees has fixed August 31, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   Whether or not you plan to attend the meeting in person, please provide your instructions by completing, dating and signing the enclosed proxy and returning it promptly to Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life") in the postpaid return envelope enclosed for your use. The enclosed proxy is being solicited by the Board of Trustees of the Fund.


   PLEASE RESPOND--YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOU RETURN YOUR PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR PROXY WILL BE VOTED.


                                        By Order of the Board of Trustees,



                                        G. Jeffrey Bohne, Secretary

Greenfield, Massachusetts
September 14, 1995

                          THE PHOENIX EDGE SERIES FUND

                              101 Munson Street
                       Greenfield, Massachusetts 01301

                                PROXY STATEMENT

       A Special Meeting of Shareholders to be Held on October 26, 1995

                                 INTRODUCTION


   The enclosed proxy is solicited by the Board of Trustees of The Phoenix Edge Series Fund (the "Fund") for use at the Special Meeting of Shareholders to be held on Thursday, October 26, 1995, and at any adjournment thereof. Shareholders of record at the close of business on August 31, 1995, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of August 31, 1995, there were 113,999,512 shares of the Fund outstanding of par value of one dollar per share, each of which is entitled to vote, with proportionate voting for fractional shares. The record owners of the shares of each Series of the Fund are the Phoenix Home Life Variable Universal Life Account (the "VUL Account"), which funds the Variable Life Insurance Policies ("Policies"), and the Phoenix Home Life Variable Accumulation Account, Separate Accounts B, C, and D and the PHL Variable Accumulation Account (collectively, the "VA Accounts"), which fund Variable Annuity Contracts ("Contracts").


   The Policies and Contracts are offered by Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life") or its subsidiary, PHL Variable Insurance Company ("PHL Variable"). In accordance with its view of applicable law, Phoenix Home Life will vote the shares of each Series of the Fund based on instructions received from owners of the Policies ("Policyowners") and owners of the Contracts ("Contractowners"). When sufficient instructions have been received, Phoenix Home Life will vote shares for which it has not received instructions in the same proportion as it votes shares for which it has received instructions. In connection with the solicitation of such instructions from Policyowners and Contractowners, Phoenix Home Life will furnish a copy of this Proxy Statement to Policyowners and Contractowners. Each Contractowner or Policyowner (collectively referred to herein as "shareholders") of record at the close of business on August 31, 1995 is entitled to notice of the meeting and to instruct Phoenix Home Life with respect to how to vote at the meeting or any adjourned session. No Policyowner or Contractowner, to the knowledge of the Fund, owns Policies or Contracts which are funded by more than five percent of the outstanding voting shares of the Fund or of any Series. Each Policyowner and Contract owner will be entitled to instruct

Phoenix Home Life with respect to one vote for each $100 of cash value (and fractional votes corresponding to any fractional values) under a Policy or Contract registered in his or her name on VUL Account or VA Account books on the record date.

   The shares of each Series will be voted together on the Proposals. All shares represented by duly executed proxies will be voted in accordance with the instructions marked thereon. If a duly executed proxy does not specify a choice between approval or disapproval of, or abstention with respect to, any proposal, the shares represented by the proxy will be voted in favor of the proposal. Any shareholder executing a proxy has the power to revoke it at any time before it is exercised by executing and submitting to the Fund a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.

   In addition to the solicitation of proxies by mail, officers and regular employees of Phoenix Home Life or one of its affiliated companies and persons employed for the purpose may solicit proxies personally or by telephone or telegram. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by Phoenix Home Life for their reasonable expenses in sending proxy materials. The cost of solicitation of proxies will be borne by Phoenix Home Life.


   In the event that sufficient instructions representing the majority votes required in favor of any of the items set forth in the attached Notice of the meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than sixty days in the aggregate to permit further solicitation of proxies with respect to any such matters. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such matters. They will vote against such adjournment those proxies required to be voted against any such matters.


   This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 14, 1995.

                            ADDITIONAL INFORMATION
Shares Owned by Certain Beneficial Owners and Management


  On August 31, 1995, there were 113,999,512 issued and outstanding shares of beneficial interest of the Fund and as of such date Phoenix Home Life or PHL Variable, One American Row, Hartford, Connecticut, held of record and beneficially owned under a Contract or Policy 500,000 shares of beneficial interest of the Fund, or less than 1% of the voting securities of the Fund then outstanding.

  On August 31, 1995, no outstanding shares of beneficial interest of the Fund were held of record or beneficially owned under a Contract or Policy by any Trustee or nominee for election as Trustee or by any executive officer of the Fund.

The Investment Advisers and the Investment Advisory Agreements

  The Fund's investment advisers are Phoenix Investment Counsel, Inc. ("PIC"), and Phoenix Realty Securities, Inc. ("PRS"), One American Row, Hartford, Connecticut 06115-2520 (the "Advisers"). All of the outstanding shares of PIC are owned by Phoenix Equity Planning Corporation ("Equity Planning"). All of the outstanding shares of PRS are owned by Phoenix Realty Group, Inc. ("Phoenix Realty"). All of the outstanding shares of Equity Planning are also owned by Phoenix Securities Group, Inc. ("Securities Group"), a wholly-owned subsidiary of PM Holdings, Inc. ("Holdings"). Holdings is a wholly-owned subsidiary of Phoenix Home Life. All of the shares of Phoenix Realty are also owned by Holdings. The principal offices of Phoenix Home Life, Holdings, Securities Group and Phoenix Realty are located at One American Row,
Hartford, Connecticut 06115-2520. The principal offices of Equity Planning are located at 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, Connecticut 06083-2200.

   In addition to the Fund, PIC also serves as investment adviser to Phoenix Total Return Fund, Inc., Phoenix Series Fund and Phoenix Multi-Portfolio Fund and as sub-adviser to the American Skandia Trust, Chubb America Fund, Inc., JNL Series Trust and SunAmerica Series Trust. As compensation for its services to Phoenix Total Return Fund, Inc., PIC is entitled to a fee, payable within five days after the end of each month, at the annual rate of 0.65% of the average of the aggregate daily net asset values up to $1 billion; 0.60% of such values between $1 billion and $2 billion; and 0.55% of such values in excess of $2 billion.

   As compensation for its services to the Series of Phoenix Series Fund, PIC is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.70%, 0.70%, 0.65%, 0.65%, 0.55%, 0.45% and 0.40% for
the Growth, U.S. Stock, Convertible, High Yield, Balanced, U.S. Government and Money Market Series respectively; for the next $1 billion in assets, 0.65%, 0.65%, 0.60%, 0.60%, 0.50%, 0.40% and 0.35% for those Series respectively, and for assets over $2 billion, 0.60%, 0.60%, 0.55%, 0.55%, 0.45%, 0.35% and 0.30% for those Series respectively. The amounts payable to PIC are based upon the average of the values of the net assets of the Series as of the close of business each day.

   As compensation for its services to the Portfolios of the Phoenix Multi-Portfolio Fund, (other than the Real Estate Securities Portfolio), PIC is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Portfolio as follows: for the first $1 billion in assets, 0.45%, 0.75%, 0.75%, 0.75% and 0.50% for the Bond, Capital
Appreciation, International, Endowment Equity and Endowment Fixed Income Portfolios respectively; for the next $1 billion in assets, 0.40%, 0.70%, 0.70%, 0.70% and 0.45% for those Portfolios respectively; and for assets over $2 billion, 0.35%, 0.65%, 0.65%, 0.65%, and 0.40% for those Portfolios respectively. The amounts payable to PIC are based upon the average of the values of the net assets of the Portfolios as of the close of business each day.

   As compensation for its services to American Skandia Trust, PIC is entitled to a monthly fee for the previous month at the annual rate of 0.50% of the portion of the average daily net assets of each of the AST Balanced Portfolio and the AST Growth Portfolio not in excess of $25 million; 0.40% of the portion of each Portfolio's average daily net assets over $25 million but not in excess of $75 million; and 0.30% of that portion of each Portfolio's average daily net assets in excess of $75 million. As compensation for its services to Chubb America Fund, Inc., PIC is entitled to a quarterly fee at the annual rate of 0.50% of the first $200,000,000 of the average of the aggregate net asset values of the Balanced Portfolio, reduced to 0.45% of such net asset values in excess of $200,000,000 up to $1,300,000,000 and further reduced to 0.40% of such net asset values in excess of $1,300,000,000. As compensation for its services to the JNL Series Trust, PIC is entitled to a monthly fee at the annual rate of 0.50% of the first $50 million of the average daily net asset values of each of the JNL/Phoenix Investment Counsel Balanced Series and the JNL/Phoenix Investment Counsel Growth Series; 0.40% of those net asset values of each Series from $50 million to $150 million; 0.30% of those net asset values of each Series from $150 million to $300 million; 0.25% of those net asset values of each Series from $300 million to $500 million; and 0.20% of those net asset values over $500 million for each of the Series respectively.

   As compensation for its services to SunAmerica Series Trust, PIC is entitled to a monthly fee at the annual rate of 0.35% per annum of the first $50 million of the average daily net asset values of the Growth Portfolio; 0.30% per annum of the next $100 million, 0.25% per annum of the next $150 million; 0.20% per annum of the next $200 million; and 0.15% per annum thereafter.


   As of June 30, 1995, Phoenix Total Return Fund, Inc., Phoenix Series Fund, Phoenix Multi-Portfolio Fund, American Scandia Trust (AST Balanced Portfolio and AST Phoenix Capital Growth Portfolio), Chubb America Fund, Inc. (Balanced Portfolio), JNL Series Trust (JNL/Phoenix Investment Counsel Balanced Series and JNL/Phoenix Investment Counsel Growth Series), and SunAmerica Series Trust (Balanced-Phoenix Investment Counsel Portfolio and Growth/Phoenix Investment Counsel Portfolio) had assets under management of approximately $370,585,654, $5,981,059,581, $759,209,224, $175,158,953, $12,574,349,
$3,093,107, and $138,176,302 respectively.

PRS serves as investment adviser to Phoenix Real Estate Securities Series, a series of the Fund and to Phoenix Real Estate Securities Portfolio, a portfolio of Phoenix Multi-Portfolio Fund. As compensation for its services to Phoenix Real Estate Securities Series and Phoenix Real Estate Securities Portfolio, respectively, PRS is entitled to a fee, for each Series or Portfolio, payable monthly, at the annual rate of 0.45% of the average daily net asset values up to $1 billion; 0.35% of such values between $1 billion and $2 billion; and 0.30% of such values in excess of $2 billion.

   As of June 30, 1995, Phoenix Real Estate Securities Series and Phoenix Real Estate Securities Portfolio had assets under management of approximately $5,970,225 and $8,126,178, respectively.


   The directors of PIC are Robert W. Fiondella; Martin J. Gavin, Executive Vice President; Michael E. Haylon, President; Philip R. McLoughlin, Chairman; Richard C. Shaw, Senior Vice President; and Dona D. Young. The address of Messrs. Fiondella, McLoughlin, Shaw and Ms. Young is One American Row, Hartford, Connecticut 06115-2520. The address of Messrs. Gavin and Haylon is 56 Prospect Street, P.O. Box 150480, Hartford, Connecticut 06115-480. The principal occupation of each director is that of an executive officer of Phoenix Home Life.

   Michael E. Haylon, an officer of the Fund, is an officer and director of PIC. Philip R. McLoughlin, an officer and Trustee of the Fund, is an officer and director of PIC. Martin J. Gavin is Executive Vice President of the Fund and William J. Newman is Senior Vice President of the Fund. Mr. Gavin and Mr. Newman are Executive Vice Presidents of PIC. Patricia A. Bannan, Curtiss O. Barrows, Mary E. Canning, James M. Dolan, Jeanne H. Dorey, Christopher J. Kelleher, William R. Moyer, Amy L. Robinson, Dorothy J. Skaret, James D. Wehr, and John T. Wilson, Vice Presidents of the Fund, are Vice Presidents of PIC. Mr. Moyer is Senior Vice President, Finance and Treasurer of PIC.


   Robert W. Fiondella, Martin J. Gavin, Michael E. Haylon, Philip R. McLoughlin, Charles J. Paydos and Dona D. Young, are directors of Equity Planning, PIC's parent company, which serves as national distributor of the Contracts and Policies. For the fiscal years ended December 31, 1992, 1993, and 1994, Equity Planning's gross commissions on sales of Contracts totalled $11,857,271, $19,102,691 and $19,730,204 respectively. Of the gross selling commissions on sales of Contracts, $7,838,102, $15,952,949, and $19,711,549 were allowed to dealers during those fiscal years, respectively. For the fiscal years ended December 31, 1992, 1993 and 1994, Equity Planning's gross commissions on sales of Policies totalled $4,499,857, $8,665,682, and $11,827,199 respectively. Of the gross selling commissions on sales of Policies, $3,048,160, $7,180,939, and $11,815,740 were allowed to dealers during those fiscal years, respectively.

   The directors of PRS are Robert W. Fiondella; Philip R. McLoughlin, Scott
C. Noble, Charles J. Paydos, David W. Searfoss and Dona D. Young. The address of Messrs. Fiondella, McLoughlin, Noble, Searfoss and Ms Young is One American Row, Hartford, Connecticut 06115-2520. The address of Mr. Paydos is 100 Bright Meadow Blvd., Enfield, Connecticut 06083-1900. The principal occupation of each director is that of an executive officer of Phoenix Home Life.

   Philip R. McLoughlin, an officer and Trustee of the Fund, is a director of PRS. Mr. Noble, an officer of the Fund, is an officer and director of PRS. James M. Dolan, Barbara Rubin and Dorothy J. Skaret are Vice Presidents of the Fund and officers of PRS.

The Investment Advisory Agreements

   The Investment Advisory Agreements between the Fund and PIC and between the Fund and PRS (the "Advisory Agreements") provide that PIC and PRS will serve as investment advisers to the Fund and to each series of the Fund ("Series") established and designated by the Trustees which, at August 31, 1995, were the Bond Series, the Money Market Series, the Growth Series, the Total Return Series, the Balanced Series, the International Series and the Real Estate Securities Series.

   With respect to the assets of the Bond, Money Market, Growth, Total Return, Balanced and International Series, PIC acts under an Investment Advisory Agreement dated January 1, 1993. With respect to the assets of the Real Estate Securities Series, PRS acts under an Investment Advisory Agreement dated May 1, 1995. The Advisory Agreements have been approved by the Trustees, including a majority of the Trustees who are not interested persons, as that term is defined in the Investment Company Act of 1940, of the Investment Adviser or of the Fund. The shareholders of the Fund approved the Advisory Agreements on December 22, 1992 or April 28, 1995. The Advisory Agreements provide that the Adviser shall furnish continuously an investment program for the specified Series and any additional Series which becomes subject to the terms and conditions of the particular Advisory Agreement, and shall manage the investment and reinvestment of the assets of each Series subject at all times to the supervision of the Trustees. The Adviser, at its expense, also furnishes to the Fund, personnel necessary to perform the functions required to manage the investment and reinvestment of the Fund's assets (including those required for research, statistical and investment work). All costs and expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Fund are borne by the Fund or by Phoenix Home Life. Such expenses include, but are not limited to, all expenses incurred in the operation of the Fund and any offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees of Trustees who are not full-time employees of PIC or PRS or any of its affiliates, expenses of Trustees' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and financial agents, bookkeeping, auditing and legal expenses. The Fund or Phoenix Home Life will also pay the fees and bear the expense of registering and maintaining the registration of the Fund and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to existing shareholders.

   Under Advisory Agreements, the Advisers have agreed to reimburse the Fund for the amount, if any, by which the total operating and management expenses of any Series (including the Investment Adviser's compensation, but excluding interest, taxes, brokerage fees and commissions, and extraordinary expenses) for any fiscal year exceed the level of expenses which such Series is permitted to bear under the most restrictive expense limitation imposed (and not waived) on open-end investment companies by any state in which shares of such Series are then qualified for sale. Currently, the most restrictive state expense limitation provisions limit such expenses of the Fund to 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of the remaining average net assets. Phoenix Home Life has agreed, in turn, to reimburse PIC and PRS for any such reimbursements to the Fund.


   PIC (and/or Phoenix Home Life or PHL Variable) has agreed to assume Fund operating expenses in excess of .15% of average net assets for each Series except the International Series and the Real Estate Series. PIC (and/or Phoenix Home Life or PHL Variable) has agreed to reimburse Fund operating expenses in excess of .40% of average net assets for the International Series. PRS (and/or Phoenix Home Life or PHL Variable) has agreed to reimburse Fund operating expenses in excess of .25% for the Real Estate Series.


   Under its Advisory Agreement with the Fund, PIC is entitled to a fee, payable within five days after the end of each month, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $250,000,000 in assets, 0.40%, 0.70%, 0.50%, 0.60%, 0.75% and 0.55% for the Money Market, Growth, Bond, Total Return, International and Balanced Series respectively; for the next $250,000,000 in assets, 0.35%, 0.65%, 0.45%, 0.55%, 0.70% and 0.50% for those
Series respectively, and for assets over $500,000,000, 0.30%, 0.60% 0.40%, 0.50%, 0.65% and 0.45% for those Series respectively. Under its Advisory Agreement with the Fund, PRS is entitled to a fee payable within five days after the end of each month, based on an annual percentage rate of the average of the aggregate daily net asset values as follows: 0.75% of the first $1 billion; 0.70% of the next $1 billion; and 0.65% of all sums in excess of the foregoing. The amounts payable to PIC and PRS shall be based upon the average of the values of the net assets of the Series at the close of business each day, computed in accordance with the method set forth in the Fund's Declaration of Trust. Such amounts shall be prorated among the appropriate Series in proportion to their respective averages of the aggregate daily net asset values for the period for which the fee had been paid.


   For services to the Fund during the fiscal years ended December 31, 1992, 1993 and 1994 PIC received fees of $2,095,423, $4,983,445 and $7,694,188, respectively. For the fiscal years ended December 31, 1992, 1993, and 1994, the Fund was reimbursed on a cost basis for expenses of $0, $213,813 and $208,174, respectively, by Phoenix Home Life or PIC.


   The Advisory Agreements provide that PIC and PRS shall not be liable to the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund or by any shareholder of the Fund in connection with the matters to which the Advisory Agreements relate, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties thereunder.

   Each Advisory Agreement continues in force from year to year for the specified Series and any additional Series that may become subject to its terms and conditions, provided that, with respect to each such Series, the Advisory Agreements is approved initially by a vote of a majority of the outstanding voting securities of such Series and thereafter at least annually by the Trustees or by vote of a majority of the outstanding voting securities of that Series. In addition, and in either event, the terms of the Advisory Agreement and any renewal thereof must be approved by the vote of a majority of Trustees who are not parties to the Advisory Agreement or "interested persons" (as that term is defined in the Investment Company Act of 1940) of any such party cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreements will each terminate automatically upon its assignment (within the meaning of the said Investment Company Act) and may be terminated at any time, without payment of any penalty, either by the Trustees, or, as to each Series, by a vote of a majority of the outstanding voting securities of such Series or by the Investment Adviser upon sixty (60) days' written notice to the Fund.

Portfolio Transactions and Brokerage

  In effecting portfolio transactions for all Series of the Fund, each Investment Adviser adheres to the Fund's policy of seeking best execution and price, determined as described below, except to the extent it is permitted to pay higher brokerage commissions for "brokerage and research services" as defined herein. Each Investment Adviser may cause any Series of the Fund to pay a broker or dealer an amount of commission for effecting securities transactions in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer or that any offset of direct expenses of a Series yields the best net price. As provided in Section 28(e) of the Securities Exchange Act of 1934, "brokerage and research services" include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Brokerage and research services provided by brokers to any Series of the Fund or the Investment Advisers are considered to be in addition to and not in lieu of services required to be performed by the Investment Advisers under its contract with the Fund and may benefit both other Series of the Fund and other clients of the Investment Adviser. Conversely, brokerage and research services provided by brokers to other clients of the Investment Adviser may benefit one or more Series of the Fund. Where transactions are made in the over-the-counter market, the Investment Adviser will cause all Series of the Fund to deal with the primary market makers, unless more favorable prices are otherwise obtainable.

   The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Investment Adviser in determining the overall reasonableness of brokerage commissions paid by the Fund. Sales of investment company shares may be considered in selecting brokers to effect portfolio transactions. Accordingly, some portfolio transactions are, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and to obtaining best prices and executions, effected through dealers who sell Contracts or Policies. It is the present policy of the Fund not to effect any portfolio transactions with Equity Planning.

   The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.


   For the fiscal years ended December 31, 1992, 1993 and 1994, brokerage commissions paid by the Fund on portfolio transactions totalled $1,434,000, $2,530,449 and $1,955,000, respectively. None of such commissions was paid to a broker who was an affiliated person of the Fund or an affiliated person of such a person or, to the knowledge of the Fund, to a broker an affiliated person of which was an affiliated person of the Fund, its adviser or underwriter.


   Investment decisions for each Series are made independently from those of any other Series or those of the other investment companies advised by the Investment Advisers. Simultaneous transactions are inevitable when several Series and other investment companies are managed by the same investment adviser, particularly when the same security is suited for the investment objectives of more than one Series and one or more of the other investment companies. When two or more Series and one or more of the other investment companies advised by the Investment Advisers are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated among the Series and the other investment companies. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a particular Series is concerned. In other cases, however, it is believed that the ability of the Series to participate in volume transactions will produce better executions for the Series. It is the opinion of the Board of Trustees of the Fund that the desirability of utilizing the Investment Advisers as investment advisers to all Series of the Fund outweighs the disadvantages that may be said to exist from simultaneous transactions.


   For the fiscal year ended December 31, 1992, the portfolio turnover rates for the Bond Series, Growth Series, Total Return Series, Balanced and International Series were 166%, 214%, 326%, 110%, and 74%, respectively. For the fiscal year ended December 31, 1993, the portfolio turnover rates for the Bond Series, Growth Series, Total Return Series, Balanced and International Series were 169%, 185%, 269%, 161%, and 193%, respectively. For the fiscal year ended December 31, 1994, the portfolio turnover rates for the Bond Series, Growth Series, Total Return Series, Balanced Series, and International Series were 181%, 185%, 220%, 171% and 172%, respectively.

                                   PROPOSALS
                                   PROPOSAL 1.
                              ELECTION OF TRUSTEES

   The persons named in the enclosed proxy intend, unless such authority is withheld, to vote for fixing the number of Trustees at eleven and for the election as Trustees of the nominees named below. All of the nominees are presently Trustees of the Fund. The Trustees are recommending that the shareholders fix the number of Trustees at eleven and elect the eleven persons whom they have nominated for election as Trustees.

   Each of the nominees has agreed to serve as a Trustee if elected. If, at the time of the meeting, any nominee should be unavailable for election (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion. Trustees will hold office until the next meeting of shareholders or until the election and qualification of their successors. Executive officers were elected by the Trustees on February 24, 1993, and will hold office until the first meeting of the Trustees following the 1995 shareholders' meeting or until the election and qualification of their successors.

   The following table sets forth information as to the principal occupations during the past five years of nominees for election as Trustees and of the Fund's executive officers and also sets forth information as to certain other directorships held by nominees for election as Trustees.

Nominees for Election as Trustees

  C. DUANE BLINN, 67, Trustee since 1986. Partner in the law firm of Day, Berry & Howard; Trustee/Director, the Phoenix Funds; Trustee/Director, the National Affiliated Investment Companies (May, 1993-December, 1993).

   ROBERT CHESEK, 61, Trustee since 1981 (Chairman from 1989 to 1994). Vice President, Common Stock, Phoenix Home Life Mutual Insurance Company (until
1993); Trustee/Director, the Phoenix Funds; Director and Chairman, Phoenix Investment Counsel, Inc. (until 1994); Trustee/Director and Chairman, the National Affiliated Investment Companies (May, 1993-December, 1993).

   E. VIRGIL CONWAY, 66, Trustee since 1993. Chairman, Financial Accounting Standards Advisory Council. Trustee/Director, the Phoenix Funds, Consolidated Edison Company of New York, Inc., Pace University, Atlantic Mutual Insurance Company, HRE Properties, Greater New York Councils, Boy Scouts of America, Union Pacific Corp., Atlantic Reinsurance Company, Centennial Insurance Company, Josiah Macy, Jr. Foundation, and the Harlem Youth Development Foundation; Director, Accuhealth, Trism, Inc., Realty Foundation of

New York, and the New York Housing Partnership Development Corp.; Chairman, Audit Committee of the City of New York; Board Member, Metropolitan Transportation Authority. Advisory Director, Fund Directions, Blackrock Mortgage Securities Fund and Blackrock Freddie Mac Mortgage Securities Fund; Director/Trustee, the National Affiliated Investment Companies (1987-1993); Director, New York Chamber of Commerce and Industry (1979-1990).

   HARRY DALZELL-PAYNE, 66, Trustee since 1993. Trustee/Director, the Phoenix Funds. Director, Farragut Mortgage Co., Inc. (1991-1994). Consultant, The Levett Group Holding, Inc. (1989-1990) and independent real estate market consultant (1982-1990). Director/Trustee, the National Affiliated Investment Companies (1987-1993); formerly, a Major General of the British Army.

   LEROY KEITH, JR., 56, Trustee since 1986. Trustee/Director, the Phoenix Funds; Trustee, Keystone Liquid Trust, Keystone Tax Exempt Trust, Keystone Tax Free Fund, Master Reserves Trust and Master Reserves Tax Free Trust; Director, Keystone International Fund, Inc. Director, Equifax Corporation; President, Morehouse College (1987-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, First Union Bank of Georgia (1989-1993) and Blue Cross/Blue Shield (1989-1993).

   *PHILIP R. McLOUGHLIN, 48, Trustee and President since 1989. Executive Vice President and Chief Investment Officer, Phoenix Home Life Mutual Insurance Company; Director/Trustee and President, the Phoenix Funds; Director and President, Phoenix Equity Planning Corporation; Director, Phoenix Investment Counsel, Inc. and Phoenix Realty Securities, Inc.; Director, Chairman and Chief Executive Officer, National Securities & Research Corporation; Director and President, Phoenix Securities Group, Inc.; Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

   JAMES M. OATES, 49, Trustee since 1987. Managing Director, The Wydown Group; Trustee/Director, the Phoenix Funds; Director, Stifel Financial Corporation and Govett Worldwide Opportunity Funds Inc.; President and Chief Executive Officer, Neworld Bank (1984-1994); Director, Massachusetts Bankers Association (1990-1993); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, Savings Bank Life Insurance Company (1988-1994).

   PHILIP R. REYNOLDS, 68, Trustee since 1986. Director, Vestaur Securities, Inc. (mutual fund); Trustee and Treasurer, J. Walton Bissell Foundation, Inc.; Trustee/Director, the Phoenix Funds; Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993). Director until 1989:

Phoenix Investment Counsel, Inc. and Phoenix Equity Planning Corporation; Executive Vice President, Phoenix Home Life Mutual Insurance Company (until
1989).

   HERBERT ROTH, JR., 66, Trustee since 1986. Trustee/Director, the Phoenix Funds; Director, Phoenix Home Life Mutual Insurance Company, Boston Edison Company, Landauer, Inc. (medical services), Tech Ops./Sevcon Inc. (electronic controllers), and Mark IV Industries (diversified manufacturer); Director, Key Energy Group (oil rig service)(1988-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

   RICHARD E. SEGERSON, 49, Trustee since 1993. Trustee/Director, the Phoenix Funds; Vice President and General Manager, Coats & Clark, Inc. (previously Tootal American, Inc.)(1991-1993); Director/Trustee, the National Affiliated Investment Companies (1984-1993); Consultant, Tootal Group (1989-1991).

   LOWELL P. WEICKER, JR., 64, Trustee since 1995. Trustee/Director, the Phoenix Funds; Chairman, Dresing, Lierman, Weicker; Governor, State of Connecticut (1991-1995); President, Research! America (1988-1990).

   *Indicates that the nominee is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. Mr. McLoughlin is a trustee and therefore an "interested person" of the Fund's Investment Adviser and, as such, is an "interested person" of the Fund.

Executive Officers

  (Other than Philip R. McLoughlin, President who is described above.)

   MARTIN J. GAVIN, 45, Executive Vice President since 1995. Senior Vice President, Investment Products, Phoenix Home Life Mutual Insurance Company. Executive Vice President and Director, Phoenix Investment Counsel, Inc., Phoenix Securities Group, Inc., and Phoenix Equity Planning Corporation. Director, W.S. Griffith & Co., Inc. and Townsend Financial Advisers, Inc. Director and Vice President, PM Holdings, Inc. Executive Vice President, Phoenix Funds.

   MICHAEL E. HAYLON, 37, Executive Vice President since 1995. Senior Vice President, Securities Investments, Phoenix Home Life Mutual Insurance Company. Executive Vice President, Phoenix Funds. Director and President, Phoenix Investment Counsel, Inc. Director and Executive Vice President, National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1990-1993).

   WILLIAM J. NEWMAN, 56, Senior Vice President since 1995. Vice President, Common Stock, and Chief Investment Strategist, Phoenix Home

Life Mutual Insurance Company. Chief Investment Strategist, Kidder, Peabody Co., Inc. (until 1994). Managing Director, Head of Equities, Bankers Trust (until 1993).

   PATRICIA A. BANNAN, 33, Vice President since 1987. Vice President, Common Stock, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund and Phoenix Investment Counsel, Inc. Director and Executive Vice President, National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1982-1992).

   CURTISS O. BARROWS, 44, Vice President since 1986. Portfolio Manager, Public Bonds, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund, Phoenix Investment Counsel, Inc., and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1985-1991).

   MARY E. CANNING, 39, Vice President since 1987. Associate Portfolio Manager, Common Stock, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund and Phoenix Investment Counsel, Inc.

   JAMES M. DOLAN, 46, Vice President since 1994. Vice President and Compliance Officer and Assistant Secretary, Phoenix Equity Planning Corporation. Vice President, Phoenix Funds. Vice President, Assistant Clerk and Assistant Secretary, Phoenix Investment Counsel, Inc. Vice President and Compliance Officer, Assistant Secretary, National Securities & Research Corporation. Vice President and Compliance Officer, Phoenix Realty Advisors, Inc. Chief Compliance Officer, Phoenix Realty Securities, Inc.

   JEANNE H. DOREY, 34, Vice President since 1993. Portfolio Manager, International, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Investment Counsel, Inc., Phoenix Multi-Portfolio Fund, Phoenix Worldwide Opportunities Fund and National Securities & Research Corporation.

   CHRISTOPHER J. KELLEHER, 40, Vice President since 1989. Portfolio Manager, Public Bonds, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund, Phoenix Investment Counsel, Inc., and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1989-1991).

   WILLIAM R. MOYER, 51, Vice President since 1993. Vice President, Investment Products, Finance, Phoenix Home Life Mutual Insurance Company. Senior Vice President, Finance, and Treasurer, Phoenix Equity Planning Corporation and National Securities & Research Corporation. Senior Vice President, Finance and Treasurer, Phoenix Investment Counsel, Inc. Vice President, the Phoenix Funds. Senior Vice President, Finance, Phoenix Securities Group, Inc. Senior Vice President, Chief Financial Officer and Treasurer, W.S. Griffith & Co.,Inc. and Townsend Financial Advisers, Inc.

   SCOTT C. NOBLE, 49, Vice President since 1995. Senior Vice President, Real Estate, Phoenix Home Life Mutual Insurance Company. Director and President, Phoenix Realty Advisors, Inc., and Phoenix Founders, Inc. Director, President and Chief Executive Officer, Phoenix Realty Group, Inc., Phoenix Realty Investors, Inc. and Phoenix Realty Securities, Inc. Director and Executive Vice President, Phoenix Real Estate Securities, Inc. Vice President, Phoenix Multi-Portfolio Fund.

   C. EDWIN RILEY, 41, Vice President since 1995. Portfolio Manager, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Total Return Fund, Inc. Various positions with Nationsbank Investment Management (1981-1995).

   AMY L. ROBINSON, 39, Vice President since 1989. Managing Director, Securities Administration, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund, Phoenix Investment Counsel, Inc. and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1979-1994).

   BARBARA RUBIN, 42, Vice President since 1995. Vice President, Real Estate, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Multi-Portfolio Fund, Phoenix Real Estate Securities, Inc., Phoenix American Life Insurance Company and 238 Columbus Blvd.,Inc. Director, Phoenix Home Life Federal Credit Union and VNA Health Care, Inc. Executive Vice President, Phoenix Realty Group, Inc. President, Phoenix Realty Securities, Inc. Director and Vice President, Phoenix Founders, Inc. Various positions with Phoenix Home Life Mutual Insurance Company (1986-1994).

   LEONARD J. SALTIEL, 41, Vice President since 1994. Vice President, Investment Operations, Phoenix Home Life Mutual Insurance Company. Senior Vice President, Phoenix Equity Planning Corporation. Vice President, Phoenix Funds and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1992-1994).

   DOROTHY J. SKARET, 43, Vice President since 1990. Director, Public Fixed Income, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Series Fund, Phoenix Investment Counsel, Inc.,National Securities & Research Corporation, and Phoenix Realty Securities, Inc. Various positions with Phoenix Home Life Mutual Insurance Company (1986-1991).

   JAMES D. WEHR, 38, Vice President since 1990. Managing Director, Public Fixed Income, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Multi-Portfolio Fund, Phoenix Series Fund, Phoenix California Tax-Exempt Bonds, Inc., Phoenix Investment Counsel, Inc., and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company (1981-1991).

   JOHN T. WILSON, 32, Vice President since 1994. Portfolio Manager, Common Stock, Phoenix Home Life Mutual Insurance Company. Vice President, Phoenix Worldwide Opportunities Fund, Phoenix Multi-Portfolio Fund, Phoenix Investment Counsel, Inc. and National Securities & Research Corporation. Various positions with Phoenix Home Life Mutual Insurance Company
(1994-present).

   NANCY G. CURTISS, 42, Treasurer since 1994. Second Vice President and Treasurer, Fund Accounting, Phoenix Home Life Mutual Insurance Company. Vice President, Fund Accounting, Phoenix Equity Planning Corporation. Treasurer, Phoenix Funds. Various positions with Phoenix Home Life Mutual Insurance Company (1978-1994).

   G. JEFFREY BOHNE, 47, Secretary since 1993. Secretary, Vice President and General Manager, Phoenix Home Life Mutual Insurance Company. Vice President, Transfer Agent Operations, Phoenix Equity Planning Corporation. Secretary, Phoenix Funds. Vice President, Home Life of New York Insurance Co. (1984-1992).

Audit and Executive Committees

  The Board of Trustees has an Audit Committee and an Executive Committee. The members are appointed at the first meeting of the Board following a meeting of shareholders at which Trustees are elected. The Board of Trustees has no nominating or similar committee.

   The members of the Audit Committee of the Fund include only Trustees who are not interested persons of the Fund. The current members of the Audit Committee are Messrs. C. Duane Blinn, E. Virgil Conway, James M. Oates, Herbert Roth, Jr., Richard E. Segerson and Lowell P. Weicker, Jr. none of whom is an interested person, as that term is defined in the Investment Company Act of 1940, of the Fund. The Committee held four meetings during the fiscal year ended December 31, 1994.

   The Audit Committee meets with the Fund's auditors to review the scope of auditing procedures, the adequacy of internal controls, compliance by the Fund with the accounting, recordkeeping and financial reporting requirements of the Investment Company Act of 1940, and the possible effect on Fund operations of any new or proposed tax or other regulations applicable to investment companies. The Committee reviews services provided under the Advisory Agreements and other service agreements to determine if the Fund is receiving satisfactory services at reasonable prices; reviews and recommends policies and practices relating to principles to be followed in the conduct of Fund operations; makes an annual recommendation concerning the appointment of auditors and approves all services provided by auditors. The Audit Committee reports the results of its inquiries to the Board of Trustees.

   The Executive Committee consists of three Directors, two of whom are not interested persons of the Fund. The Executive Committee is empowered to act for the Board on matters that can be delegated to a committee. The Executive Committee meets on an as-needed basis as appropriate between Board meetings.

   Five meetings of the Board of Trustees of the Fund were held during the fiscal year ended December 31, 1994. Each Trustee holding office in 1994 attended 100% of the meetings of the Board. Each Trustee who served on the Audit or Executive Committee attended 100% of the Committee's meetings.


   For services rendered to the Fund during the fiscal year ended December 31, 1994, the Trustees who were not interested persons of the Fund received an aggregate of $81,162 as Trustees' fees. Each Trustee who is not a full-time employee of PIC or PRS or any of their affiliates currently receives for his services on the Boards of the relevant Phoenix Funds, a retainer at the annual rate of $30,000 and $2,000 per joint meeting of the Boards. Each Trustee who serves on the Audit Committee receives a retainer at the annual rate of $2,000 and $2,000 per joint Audit Committee meeting attended. Each Trustee who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $1,000 and $1,000 per joint Executive Committee meeting attended. For the Fund alone, each Trustee who is not a full-time employee of the Advisers or any of their affiliates receive for his services a retainer at the annual rate of $3,000 and a fee of $200 per meeting attended; each Trustee who serves on the Audit Committee of the Fund receives a retainer at the annual rate of $200 and $200 per Audit Committee meeting attended; and each Trustee who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $100 and $1,000 per joint Executive Committee meeting attended. Officers are compensated for their services by the Investment Advisers or Phoenix Home Life and receive no compensation from the Fund.

   For the Fund's last fiscal year, the Trustees received the following compensation:

                                COMPENSATION TABLE

                                        Pension or                     Total
                                        Retirement                  Compensation
                                         Benefits     Estimated      From Fund
                                         Accrued        Annual        and Fund
                           Aggregate    as Part of     Benefits     Complex (10
                         Compensation      Fund          Upon       Funds) Paid
Name                       From Fund     Expenses     Retirement    to Trustees
----------------------     ----------    ----------    ----------  ------------
C. Duane Blinn              $2,000*                                   $50,000
Robert Chesek               $1,600                                    $40,000
E. Virgil Conway            $2,080                                    $52,000
Harry Dalzell-Payne         $1,680                                    $42,000
Leroy Keith, Jr.            $1,680         None          None         $42,000
Philip R. McLoughlin            $0        for any       for any            $0
James M. Oates              $2,000        Trustee       Trustee       $50,000
Philip R. Reynolds          $1,680                                    $42,000
Herbert Roth, Jr.           $2,160*                                   $54,000
Richard E. Segerson         $2,000                                    $50,000

   *This compensation (and the earnings thereon) was deferred to the Trustees Deferred Compensation Plan.

                THE TRUSTEES RECOMMEND A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES FOR TRUSTEES

                                 PROPOSAL 2.

               RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

   On the recommendation of the Audit Committee, the Trustees (including a majority of those Trustees who are not interested persons of the Fund) have selected Price Waterhouse LLP, independent accountants, as auditors for the Fund for the fiscal year ending December 31, 1995. The Fund has been advised that neither such firm nor any of its partners has any financial interest in the Fund. The selection of auditors is subject to ratification or rejection by the shareholders at the meeting.

   A representative of Price Waterhouse LLP, auditors for the Fund for the fiscal year ended December 31, 1994, will be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

   The Fund's auditors examine the financial statements of the Fund annually, issue reports on internal controls and procedures for inclusion in Securities and Exchange Commission filings for the year, review the Fund's semi-annual financial statements and prepare or review the Fund's income tax returns.

                THE TRUSTEES RECOMMEND A VOTE "FOR" RATIFICATION
                          OF THE SELECTION OF AUDITORS

                                 PROPOSAL 3.

                       TO APPROVE OR NOT APPROVE A CHANGE
                 IN THE FUND'S INVESTMENT RESTRICTION REGARDING
                              ILLIQUID SECURITIES


   On March 12, 1992, the Securities and Exchange Commission ("SEC") published revisions to its guidelines which increased from 10% to 15% the percentage of total net assets that investment companies could invest in illiquid securities such as certain restricted securities (securities that have been issued without being registered with the SEC) and securities for which market value quotations are not readily available. This change was designed to give investment companies additional flexibility and to allow them to participate to a greater extent in the capital formation activities of small businesses. This change in the illiquid securities limit theoretically increases the risk that the Fund might not have sufficient liquidity to meet all contingencies. However, the SEC has indicated that the 15% standard should satisfactorily assure that funds will be able to make timely payment for redeemed shares and the Board of Trustees has made this determination with respect to the Fund.


   The Fund's investment restriction, which contains a reference to the 10% limit in place prior to March 12, 1992, can only be changed with the approval of the shareholders. If this change is approved, the Fund's investment restriction number 6 would read as follows:

   [The Fund may not:]


    "(6) Invest in illiquid securities in an amount greater than 15% of the value of any Series' portfolio at the time any such investment is made." [changes underscored]



   THE TRUSTEES RECOMMEND A VOTE "FOR" APPROVAL OF THE CHANGE TO THE FUND'S
             INVESTMENT RESTRICTION REGARDING ILLIQUID SECURITIES

                                   PROPOSAL 4.

                                 MISCELLANEOUS

   As of the date of this Proxy Statement, the Fund's management knows of no other matters to be brought before this meeting. However, if other matters properly come before this meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                                VOTES REQUIRED

   The shares of all Series will be voted together with respect to the Proposals. The Vote of a Majority of the Outstanding Shares of the Fund (as defined in the 1940 Act) is necessary for the election of Trustees (Proposal
1), selection of auditors (Proposal 2) and to change the Fund's investment restrictions (Proposal 3). For this purpose, the Vote of a Majority of the Outstanding Shares of the Fund means the lesser of (A) the vote of 67% or more of the holders of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy or (B) the vote of the holders of more than 50% of the outstanding shares of the Fund.

                  PROPOSALS FOR NEXT MEETING OF SHAREHOLDERS

   The next meeting of Shareholders is scheduled to be held in 1998. Proposals by any Shareholder of the Fund which are intended to be presented at the meeting must be received by the Fund for inclusion in its proxy statement and form of proxy relating to such meeting on or before February 15, 1998.

                                        By Order of the Board of Trustees,


                                        G. Jeffrey Bohne, Secretary

Greenfield, Massachusetts
September 14, 1995

THE PHOENIX EDGE SERIES FUND                                 PROXY

             The undersigned shareholder of The Phoenix Edge Series Fund (the "Fund"), hereby constitutes and appoints Philip R. McLoughlin, Patricia O. McLaughlin and Richard J. Wirth, and any and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Fund to be held on October 26, 1995 at the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Fund for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act, with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth on the reverse. Any proxies heretofore given by the undersigned with respect to said meeting are hereby revoked.

             The signature on this Proxy should correspond exactly with the shareholder's name as it appears hereon. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

PROPOSAL 1.  ELECTION OF TRUSTEES

                                                     Withhold        For All
                                        For         Authority        Except*
To fix the number of Trustees at
eleven and elect Trustees (except
as marked to the contrary below)        [ ]            [ ]             [ ]

D. Blinn, R. Chesek, V. Conway, H. Dalzell-Payne, L. Keith, P. McLoughlin,
J. Oates, P. Reynolds, H.Roth, R.Segerson and L. Weicker.

*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name. Unless authority is withheld to vote for all nominees, the persons named as proxies shall vote to fix the number of Trustees at eleven.)


PROPOSAL 2.  RATIFICATION OF SELECTION OF PRICE WATERHOUSE LLP AS AUDITORS

         [ ] FOR           [ ] AGAINST            [ ] ABSTAIN


PROPOSAL 3.  APPROVAL OF REVISED RESTRICTION CONCERNING
             ILLIQUID SECURITIES
         [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

PROPOSAL 4.  TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY
             COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

         THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES WHO RECOMMEND
                       A VOTE "FOR" EACH OF THE PROPOSALS


SPECIFY DESIRED ACTION BY CHECK MARK IN THE APPROPRIATE SPACE. IN THE ABSENCE OF SUCH SPECIFICATION, THE PERSONS NAMED PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE BY VOTING SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF TRUSTEES AND IN FAVOR OF THE PROPOSALS. PLEASE RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

Please be sure to sign and date this Proxy.          Date --------------------

Shareholder sign here                         Co-owner sign here

                                       RECORD DATE SHARES: